Law Offices

                      Stradley, Ronon, Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098

                         (215) 564-8000

March 25, 1998

VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, DC 20549

Re:  The Crowley Portfolio, Inc.
     SEC File Nos. 33-30975, 811-5875

Dear Sir or Madam:

We are counsel to The Crowley Portfolio Group, Inc. (the "Fund"), a Maryland corporation. As such, we have reviewed Post-Effective Amendment No. 10/12 to the Fund's Registration Statement to be filed pursuant to paragraph (b) of Rule 485 promulgated under the Securities Act of 1933.

In our judgment, Post-Effective Amendment No. 10/12 to the Fund's Registration Statement does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

We consent to the inclusion of this written representation as an Exhibit to Post-Effective Amendment No. 10/12 to the Registration Statement of the Fund.

Sincerely,

/s/ LISA M. KING
----------------
Lisa M. King